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                                                                     Exhibit 8.1


                                          January 26, 2003


Grey Global Group Inc.
777 Third Avenue
New York, New York  10017



                  Re:   Grey Global Group Inc.
                        5.0% Contingent Convertible
                        Subordinated Debentures due 2033


Ladies and Gentlemen:


            We have acted as special counsel to Grey Global Group Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") and its filing by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of the 5.0% Contingent Convertible Subordinated Debentures due 2033 issued by the Company (the "Debentures"), (ii) the associated shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), into which the Debentures are convertible and (iii) certain shares of the Company's Common Stock owned by Edward H. Meyer.

            In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement (ii) the Offering Memorandum, dated October 22, 2003, (iii) the Purchase Agreement, dated as of October 22, 2003, between the Company and J.P. Morgan Securities Inc., as representative of the initial purchasers named in Schedule I thereto, and (iv) such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. We have also relied upon statements and representations made to us by representatives of the Company and others. For purposes of this opinion, we have assumed the validity and the initial and
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continuing accuracy of the facts, information, and analyses set forth in such documents, certificates, records, statements, and representations referred to above.

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed, or to be executed, by the parties indicated therein, we have assumed that each party has, or will have, the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by each party indicated in the documents and that such documents constitute, or will constitute, valid and binding obligations of each party.

            In rendering our opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder, judicial authorities, interpretive rulings of the Internal Revenue Service, and such other authorities as we have considered relevant, all of which are subject to change or differing interpretations, possibly on a retroactive basis. There can be no assurance that any of the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court. Moreover, a change in the authorities or the accuracy or completeness of any of the information, documents, certificates, records, statements, representations, covenants, or assumptions on which our opinion is based could affect our conclusions.

            Based upon the foregoing and in reliance thereon, we hereby confirm that, although the discussion set forth in the Registration Statement under the heading "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership, and disposition of the Debentures, subject to the agreements, qualifications, assumptions, and Company's determinations referred to therein, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership, and disposition of the Debentures under current United States federal income tax law.

            This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) in applicable law or any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue. Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local, or foreign, of the issuance of the Debentures or of any transaction related to or contemplated by such issuance.

            This opinion is furnished to you solely for use in connection with the Registration Statement and is not to be relied upon by any other person without our express written permission. In accordance with the requirements of
Item 601(b)(23) of
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Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.


                                   Very truly yours,

                                   /s/ Skadden, Arps, Slate, Meagher & Flom, LLP
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